Exhibit 10.1

INTELLECTUAL PROPERTY ASSIGNMENT

THIS INTELLECTUAL PROPERTY ASSIGNMENT (this “Assignment”) is made as of April 27, 2026 (the “Effective Date”), by and between Oncotelic Therapeutics, Inc., a Delaware corporation, GMP Biotechnology Limited, an exempted company incorporated in the Cayman Islands with limited liability (together, the “Assignor”), and NeuroBridge IP Holdings Incorporated, a Delaware corporation (the “Assignee”).

RECITALS

WHEREAS, Assignor and Assignee have entered into that certain Agreement and Plan of Merger dated on or about the date hereof (the “Merger Agreement”); and

WHEREAS, on the terms and subject to the conditions set forth in the Merger Agreement, Assignor has agreed to contribute and assign, and Assignee has agreed to assume, among other assets, certain assets relating to the Intellectual Property of the Assignor (collectively, the “Intellectual Property Assets”).

NOW, THEREFORE, in consideration of the recitals and of the mutual promises made below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Defined Terms. All capitalized terms used in this Assignment, unless otherwise defined herein, shall have the meaning assigned to them in the Merger Agreement.

2. Assignment of Intellectual Property Assets. Assignor hereby irrevocably conveys, transfers, and assigns to Assignee, and Assignee hereby accepts, all of Assignor’s right, title, and interest in and to (collectively, the “Assigned IP”):

(a) the intellectual property and intellectual property rights set forth in Exhibit A, attached hereto, including: (i) the patents and patent applications and all issuances, divisions, continuations, continuations-in-part, reissues, extensions, reexaminations, and any foreign counterparts of any of the foregoing including the right to claim priority and renewals thereof (the “Patents”); (ii) the trademarks and all issuances, extensions, and renewals thereof (the “Trademarks”), with the goodwill of the business connected with using, and symbolized by, the Trademarks; (iii) the copyright and exclusive copyright licenses and all issuances, extensions, and renewals thereof (the “Copyrights”); and (iv) the domain names;

(b) all non-registered intellectual property relating to the Assigned IP on Exhibit A, with the goodwill of the business connected with using, and symbolized by, all such non-registered intellectual property to the extent applicable;

(c) any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable regarding all of the foregoing; and

(d) any and all claims and causes of action, regarding any of the foregoing, whether accruing before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, violation, misuse, breach, or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

Intellectual Property Assignment

3. Merger Agreement. This Assignment is being executed and delivered pursuant and subject to the Merger Agreement. Nothing in this Assignment shall, or shall be deemed to, defeat, limit, alter or impair, enhance or enlarge any right, obligation, claim, remedy, limitation, exclusion or exculpation set forth in the Merger Agreement, including but not limited to Assignor’s representations, warranties, covenants and agreements and the indemnities granted by Assignor. In the event of any conflict between this Assignment and the Merger Agreement, the Merger Agreement shall control.

4. Recordation and Further Actions. From time to time, at or following the Closing, Assignor and Assignee shall execute, acknowledge and deliver all such further conveyances, notices, assumptions and releases and such other instruments, and shall take such further actions, as may be reasonably necessary or requested to fully convey to Assignee all of the properties, rights, titles, interests, powers and privileges in the Intellectual Property Assets to be conveyed to Assignee under this Assignment and to secure the rights assigned hereby and to obtain and/or transfer trademark or service mark registrations (and applications therefor), and similar governmental grants confirming or enhancing said rights; and to otherwise make effective as reasonably promptly as practicable the transactions contemplated hereby. Assignor will take such steps and actions, and provide such cooperation and assistance to Assignee and its successors, assigns, and legal representatives, including the execution and delivery of any affidavits, declarations, oaths, exhibits, assignments, powers of attorney, or other documents, as may be reasonably necessary to record, effect, evidence, or perfect the assignment of the Assigned IP to Assignee, or any assignee or successor thereto.

5. Successors and Assigns; No Assignment. Neither Assignor nor Assignee may assign any of its rights or delegate any of its obligations under this Assignment without the prior written consent of the other party except as provided in the Merger Agreement. Any attempted assignment or delegation without the required consent shall be null and void. Subject to the foregoing, this Assignment shall be binding upon, enforceable against and inure to the benefit of the parties hereto, their legal representatives and their successors and assigns.

6. Governing Law. This Assignment and any claims arising out of or relating to this Assignment or the transactions contemplated by this Assignment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law principles.

7. Amendment; Waiver. This Assignment may be altered, amended or modified in whole or in part at any time only by a writing signed by Assignor and Assignee. No waiver of any of the provisions of this Assignment shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No failure or delay by any party in exercising any right, power or privilege under this Assignment shall operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder. No waiver shall be binding unless executed in writing by the party making the waiver, with such writing specifically referring to the term so waived and explicitly making such waiver.

8. Counterparts; Facsimile Signatures. This Assignment and any agreements entered into in connection with this Assignment may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any counterpart, to the extent delivered by means of facsimile machine or by .pdf, .tig, .gif, .peg or similar attachment to electronic mail, shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as an original signed version delivered in person.

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Intellectual Property Assignment

IN WITNESS WHEREOF, the parties have caused this Assignment to be executed as of the Effective Date.

ASSIGNOR:	Oncotelic Therapeutics, Inc.,
a Delaware corporation

	By:	/s/ Vuong Trieu
	Name:	Vuong Trieu
	Title:	Chief Executive Officer

GMP Biotechnology Limited,
an exempted company incorporated in the Cayman Islands with limited liability

By:	/s/ Vuong Trieu
Name:	Vuong Trieu
Title:	Authorized Signatory

ASSIGNEE:	NeuroBridge IP Holdings Incorporated,
a Delaware corporation

	By:	/s/ Eric Morehouse
	Name:	Eric Morehouse
	Title:	President

[Signature Page – Intellectual Property Assignment]

EXHIBIT A

Jurisdiction	Application #	Filing Date	Status
PCT (International)	PCT/US2022/075763	31-Aug-22	Pending
United States	18/600,993	11-Mar-24	Pending
US Provisional	64/042,932	17-Apr-26	Pending
US Provisional	64/042,938	17-Apr-26	Pending
US Provisional	64/042,941	17-Apr-26	Pending
Australia	2022341090	22-Mar-24	GRANTED
Japan	2024-515840	11-Mar-24	Pending
Canada	3,231,407	8-Mar-24	Pending
Brazil	BR112024004819-5	12-Mar-24	Pending
Mexico	MX/a/2024/002875	6-Mar-24	Pending
European Union	22868224.1	20-Mar-24	Pending
India	202417028718	8-Apr-24	Pending
China	202280074750.6	9-May-24	Pending
Hong Kong	62024100826.2	13-Dec-24	Pending
South Korea	10-2024-7012048	11-Apr-24	Pending

Exhibit A - Intellectual Property Assignment

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